Exhibit 99.1

BIONOVO ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

Emeryville, CA, May 9, 2008 -- Bionovo, Inc. (NASDAQ: BNVI) today announced results for the first quarter of 2008.

Quarter Results

The company did not report any revenue for the three months ended March 31, 2008. Revenues for the three months ended March 31, 2007 were $3,750, received from our licensing and technology transfer agreement with United Biotechnology Corporation of Taiwan. In October of 2007, we terminated the agreement following notice of material breach of the Agreement by UBC and we recognized the remaining deferred revenue of $91,250 in December 2007.

Total operating expenses for the three months ending March 31, 2008 were $4.2 million compared to $3.5 million for the same period in 2007.

The company reported a net loss for the three months ended March 31, 2008 of $3.9 million, or $0.05 per share, compared with a net loss of $3.3 million, or $0.05 per share, for the same period in 2007.

The Company ended the quarter with $29.4 million in cash, cash equivalents and short term investments, and began the quarter with $33.3 million, a difference of $3.9 million.

Company Highlights

•
Patient enrollment and dosing continues in the Phase 1 portion of the BZL101 Phase 1/2 clinical trial for advanced metastatic breast cancer. Presentations, papers and scientific discussions have expounded the mechanisms of action and described the positive progress to date.

•
Bionovo presented data on two additional preclinical anti-cancer drug candidates -- BN107 and BN108 -- at the American Association of Cancer Research (AACR) conference in April.  BN107 induces apoptosis through the mitochondrial pathway, and induces cell death only in estrogen receptor negative breast cancer cells. BN108 induces cancer cell death by rapid inactivation of both AKT and mTOR pathways in breast cancer cells, but not in normal cells.

•
The Company commissioned and reported results from two independent physician surveys which showed the Company’s drug candidate MF101 could become first-line treatment for menopausal vasomotor symptoms (hot flashes). In both qualitative and quantitative studies, 124 board certified physicians in internal medicine or obstetrics and gynecology specializing in the treatment of menopause reported that MF101, if approved, would be their drug of choice for the treatment of hot flashes. In addition, 92% of physicians reported they would prescribe MF101 before prescribing an antidepressant agent for hot flashes.

•	Three additional members were appointed to the Board of Directors: George Butler, Louis Drapeau, and John Baxter.

“The first quarter of the year was a very productive quarter for Bionovo, with tremendous scientific and operational progress,” said Dr. Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “We are positioned quite well for 2008, a year in which we will have additional new drug candidates in clinical trials, each addressing a significant unmet medical need with great commercial opportunity.”

“We believe that our scientific and operational success is not yet reflected in our stock price,” Dr. Cohen continued. “However, our value has been re-affirmed throughout the scientific community, as reflected by the industry reception of our scientific papers and quality of our new board members.”

A full financial report on Form 10-Q is expected to be filed on Friday, May 9, 2008.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
Investors Relations
The Trout Group
Lauren Glaser
Tel: 415.392.3310
lglaser@troutgroup.com

Media
Tom Chesterman
Tel: 510.420.4189
investor@bionovo.com

Source: Bionovo, Inc.

Bionovo, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			Accumulated from
			February 1, 2002
	Three months	Three months	(Date of inception) To
	ended March 31,	ended March 31,	March 31,
	2008	2007	2008
Revenues	$—	$3,750	$659,490
Operating expenses:
Research and development	2,387,393	2,788,668	18,179,598
General and administrative	1,822,027	694,921	9,273,794
Merger cost	—	—	1,964,065
Total operating expenses	4,209,420	3,483,589	29,417,457
Loss from operations	(4,209,420)	(3,479,839)	(28,757,967)
Change in fair value of warrant liability	—	—	831,288
Interest income	306,192	149,712	1,374,609
Interest expense	(26,537)	(14,081)	(263,554)
Other income (expense)	(15,575)		129,321
Income (loss) before income tax	(3,945,340)	(3,344,208)	(26,686,303)
Income tax provision	(3,256)	(800)	(12,258)
Net loss	$(3,948,596)	$(3,345,008)	$(26,698,561
Basic and diluted net loss per common share	$(0.05)	$(0.05)	$(0.70)
Shares used in computing basic and diluted net loss per common share	76,343,101	61,525,518	37,914,036

Bionovo, Inc.
(A Development Stage Company)
Consolidated Balance Sheet

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Note 1*)
ASSETS
Current assets:
Cash and cash equivalents	$19,187,934	$28,472,485
Short-term investments	10,198,744	4,823,938
Receivables	19,942	285,899
Prepaid expenses and other current assets	530,709	405,381
Total current assets	29,937,329	33,987,703
Property and equipment, net	4,040,105	3,900,248
Other assets and patent pending, net	733,445	277,220
Total assets	$34,710,879	$38,165,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$206,799	$299,677
Accrued clinical costs	152,444	298,559
Accrued compensation and benefits	553,242	462,485
Current portion of lease obligation	928,252	706,710
Other current liabilities	540,922	949,200
Total current liabilities	2,381,659	2,716,631
Non-current portion of lease obligation	1,018,976	526,346
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value, 190,000,000 shares authorized; 76,343,101 shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively.	8,166	8,166
Additional paid-in capital	57,980,224	57,659,513
Accumulated other comprehensive income	20,415	4,480
Accumulated deficit	(26,698,561)	(22,749,965)
Total shareholders’ equity	31,310,244	34,922,194
Total liabilities and shareholders’ equity	$34,710,879	$38,165,171

* The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.